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                                                                   EXHIBIT 10.16


                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement is entered into and dated as of October 31, 2002 (this "AGREEMENT"), among Millennium Cell Inc., a Delaware corporation (the "COMPANY"), and the investors signatory hereto (each such investor is a "Purchaser" and all such investors are, collectively, the "Purchasers").

         WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company, certain securities of the Company pursuant to the terms set forth herein.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

         1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

                  "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

                  "BANK" mean Wachovia Bank, National Association.

                  "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York or the State of New Jersey are authorized or required by law or other governmental action to close.

                  "CLOSING" means the closing of the purchase and sale of the Shares and Closing Warrants pursuant to Section 2.1.

                  "CLOSING DATE" means the date of the Closing.

                  "CLOSING WARRANT" means the Common Stock purchase warrant, in the form of Exhibit D, issuable to each Purchaser at the Closing to purchase the aggregate number of Underlying Shares indicated below such Purchaser's name on its signature page to this Agreement.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON STOCK" means the common stock of the Company, $.001 par value per share, and any securities into which such common stock may hereafter be reclassified.

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                  "COMMON STOCK EQUIVALENTS" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire Common Stock, including without limitation, any debt, preferred stock or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

                  "COMPANY COUNSEL" means Gibbons, Del Deo, Dolan, Griffinger &Vecchione, P.C.

                  "DEBENTURES" means collectively the Unsecured Debentures, the Secured Debentures and the Exchange Debentures.

                  "EFFECTIVE DATE" means the date that a Registration Statement required by the Registration Rights Agreement is first declared effective by the Commission.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE DEBENTURES" means the unsecured convertible debentures, issuable to Pine Ridge upon exchange of a portion of the outstanding principal amount of the Secured Debentures issued to it subject to the terms thereof, in the form of Exhibit C hereto.

                  "FIRST REGISTRATION STATEMENT" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the applicable Purchasers of the Shares and the Underlying Shares issuable upon exercise of the Closing Warrant and the First Warrant and conversion of the Unsecured Debentures.

                  "FIRST SETTLEMENT DATE" means the second Business Day immediately following the date on which the conditions set forth in Section 2.3(b) are satisfied by the Company or waived by Pine Ridge.

                  "FIRST WARRANT" means the Common Stock purchase warrant, in the form of Exhibit E, issuable to Pine Ridge on the First Settlement Date, pursuant to Section 2.3(a), to purchase the aggregate number of Underlying Shares indicated below Pine Ridge's name on its signature page to this Agreement.

                  "LETTER OF CREDIT" means the letter of credit issuable by the Bank on or prior to the Second Settlement Date, in the form of Exhibit H hereto, in an amount equal to the aggregate principal amount of Secured Debentures being issued on the Second Settlement Date.

                  "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  "PINE RIDGE" means Pine Ridge Financial, Inc.

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                  "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

                  "PURCHASER COUNSEL" means Bryan Cave LLP.

                  "PURCHASER PERCENTAGE" means, with respect to a Purchaser, the percentage equal to the product of (x) a fraction, the numerator of which shall be the aggregate purchase price paid by such Purchaser for Shares under this Agreement and the denominator of which shall be the aggregate purchase price paid by all Purchasers for Shares under this Agreement and (y) 100.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Purchasers, in the form of Exhibit G hereto.

                  "REGISTRATION STATEMENT" shall have the meaning set forth in the Registration Rights Agreement.

                  "REQUIRED MINIMUM" means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise of conversion in full of all Warrants and Debentures and assuming that: (a) the Debentures are held until their respective maturity dates and all interest on the Debentures is accreted to the principal amount of the Debentures, (b) the maximum number of Underlying Shares is issued pursuant to the Warrants, (c) the maximum principal amount of the Secured Debentures is issued, and (d) the Conversion Price (as defined in the Debentures) will be adjusted to 50% of the Initial Conversion Price (as defined in the Debentures) pursuant to the terms of the Debentures.

                  "RULE 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "SECOND SETTLEMENT DATE" means the second Business Day immediately following the date on which the conditions set forth in Section 2.4(b) are satisfied by the Company or waived by Pine Ridge.

                  "SECOND WARRANT" means the Common Stock purchase warrant, in the form of Exhibit F, issuable to Pine Ridge on the Second Settlement Date, pursuant to Section 2.4(a), to purchase the aggregate number of Underlying Shares indicated below Pine Ridge's name on its signature page to this Agreement.

                  "SECURED DEBENTURES" means the secured convertible debentures due on the third anniversary of the issuance date thereof, issuable to Pine Ridge, subject to the terms hereof, on the Second Settlement Date, in the form of Exhibit B hereto, in the aggregate principal amount of the aggregate purchase price payable therefor.

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                  "SECURITIES" means the Shares, the Debentures, the Warrants and the Underlying Shares issued or issuable (as applicable) to the applicable Purchaser pursuant to the Transaction Documents.

                  "SHAREHOLDER APPROVAL" means the approval of a majority of the total votes cast on the proposal in person or by proxy voting in favor of issuance of Shares and the maximum number of Underlying Shares upon conversion of the Debentures and exercise of the Warrants as well as certain shares of Common Stock and the maximum number of shares of Common Stock issuable upon exercise of certain warrants, each issued on June 19, 2002, in excess of 20% of the number of shares of Common Stock outstanding on June 19, 2002, pursuant to the rules of Nasdaq.

                  "SHARES" means the shares of Common Stock issuable to each Purchaser on the Closing Date pursuant to the terms hereof.

                  "SHARES INVESTMENT AMOUNT" means, with respect to each Purchaser, the purchase price for the Shares issuable to such Purchaser, as indicated below such Purchaser's name on its signature page to this Agreement.

                  "SUBSIDIARY" means any subsidiary of the Company that is required to be listed in Schedule 3.1(a).

                  "TRADING DAY" means: (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

                  "TRADING MARKET" means any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

                  "TRANSACTION DOCUMENTS" means this Agreement, the Registration Rights Agreement, the Warrants, the Debentures, the Transfer Agent Instructions and any other documents or agreements executed or delivered in connection with the transactions contemplated hereunder.

                  "TRANSFER AGENT INSTRUCTIONS" means the Company's transfer agent instructions in the form of Exhibit H.

                  "UNDERLYING SHARES" means the shares of Common Stock issuable upon: (i) conversion of the Debentures and (ii) exercise of the Warrants.

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                  "UNSECURED CASH AND CASH EQUIVALENTS" refers to cash and
cash-equivalent balances that is not pledged to collateralize the Letter of Credit, if any, or otherwise available for use by the Company in its operations, excluding the deferred royalty income described in Schedule 3.1(x).

                   "UNSECURED DEBENTURES" means $3,500,000 in aggregate principal amount of convertible debentures due June 30, 2003, issuable to Pine Ridge, subject to the terms hereof, on the First Settlement Date, in the form of Exhibit A hereto.

                  "UNSECURED INDEBTEDNESS" means any indebtedness of the Company, excluding any Secured Debentures, any other similar outstanding secured debentures of the Company issued to Ballard Power Systems, Inc. and any outstanding deferred royalty income described in Schedule 3.1(x).

                  "WARRANTS" means, collectively, the Closing Warrants, the First Warrants and the Second Warrants issuable to the applicable Purchasers in accordance with this Agreement.

                                   ARTICLE II.
                                PURCHASE AND SALE

         2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Purchasers, and the Purchasers shall, severally and not jointly, purchase from the Company, the Shares and the Closing Warrants for an aggregate purchase price of $1,000,000. The Closing shall take place at the offices of Purchaser Counsel concurrently with the execution and delivery of this Agreement by the parties or at such other location or time as the parties may agree.

         2.2 Closing Deliveries. (a) At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

                           (i)      this Agreement duly executed by the Company;

                           (ii)     a stock certificate, registered in the name
of such Purchaser, evidencing a number of Shares equal to the quotient obtained by dividing: (i) such Purchaser's Shares Investment Amount by (ii) $1.6984;

                           (iii)    a Closing Warrant, registered in the name of
such Purchaser, pursuant to which such Purchaser shall have the right to acquire on the terms set forth therein, the number of Underlying Shares indicated below such Purchaser's name on its signature page to this Agreement;

                           (iv)     the legal opinion of Company Counsel, in
agreed form, addressed to the Purchasers;

                           (v)      the Registration Rights Agreement duly
executed by the Company; and

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                           (vi)     the Transfer Agent Instructions duly
executed by the Company and acknowledged by the Company's transfer agent.

                  (b) At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

                           (i)      this Agreement duly executed by such
Purchaser;

                           (ii)     such Purchaser's Shares Investment Amount,
in United States dollars, by wire transfer to an account designated in writing by the Company for such purpose less the applicable amount pursuant to Section
5.1 hereof; and

                           (iii)    the Registration Rights Agreement duly
executed by such Purchaser.

         2.3 First Settlement Date; Unsecured Debentures and First Warrants. (a) If each of the conditions set forth in Section 2.3(b) have been either satisfied by the Company or waived by Pine Ridge, then on the First Settlement Date, the Company shall issue to Pine Ridge, the Unsecured Debentures and the First Warrants for an aggregate purchase price of $3,500,000. On the First Settlement Date, the Company will deliver to Pine Ridge: (1) the Unsecured Debentures, registered in the name of Pine Ridge, in the aggregate principal amount indicated below its name on its signature page to this Agreement and (2) the First Warrant, registered in the name of Pine Ridge, pursuant to which Pine Ridge shall have the right to acquire the aggregate number of Underlying Shares indicated below its name on its signature page to this Agreement. Pine Ridge will, against delivery of its Unsecured Debentures and First Warrant, deliver to the Company, the amount indicated below its name on its signature page to this Agreement, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose.

                  (b) Conditions Precedent to the Purchase of Unsecured Debentures and First Warrants. Notwithstanding anything to the contrary contained in this Agreement, the obligation of Pine Ridge to purchase the Unsecured Debentures and the First Warrant on the First Settlement Date is subject to the satisfaction by the Company or waiver by Pine Ridge of each of the following conditions:

                           (i)      Accuracy of the Company's Representations
and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct as of the date when made and as of the First Settlement Date, as though made on and as of the First Settlement Date (other than representations and warranties which relate to a specific date (which shall not include representations and warranties relating to the "date hereof") which representations and warranties shall be true as of such specific date).

                           (ii)     Performance by the Company. The Company
shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company between the Closing Date and the First Settlement Date.

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                           (iii)    First Registration Statement. The First
Registration Statement shall have been declared effective under the Securities Act by the Commission no later than the 90th day following the Closing Date and shall have remained effective (and the prospectus therein shall have remained available for use by the applicable Purchasers to resell Shares and Underlying Shares issuable upon exercise of the Closing Warrants and the First Warrants and conversion of the Unsecured Debentures thereunder) at all times, not subject to any actual or threatened stop order or subject to any actual or threatened suspension at any time prior to the First Settlement Date.

                           (iv)     No Injunction. Since the Closing Date, no
statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, amended, modified or endorsed by any court of governmental authority of competent jurisdiction or governmental authority, stock market or trading facility which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

                           (v)      Adverse Changes. Since the Closing Date, no
event or series of events which reasonably would be expected to have or result in a material adverse effect on the results of operations, assets or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

                           (vi)     Compliance Certificate. The Company shall
have delivered to Pine Ridge, an officer's certificate stating that the conditions specified in clauses (i)-(v) above have been satisfied.

         2.4 Second Settlement Date; Secured Debentures and Second Warrants. (a) If each of the conditions set forth in Section 2.4(b) have been either satisfied by the Company or waived by Pine Ridge, then on the Second Settlement Date, the Company shall issue to Pine Ridge, the Secured Debentures and the Second Warrants for an aggregate purchase price of $8,500,000. On the Second Settlement Date, the Company will deliver to Pine Ridge: (1) the Secured Debentures, registered in the name of Pine Ridge, in the aggregate principal amount indicated below its name on its signature page to this Agreement and (2) the Second Warrant, registered in the name of Pine Ridge, pursuant to which Pine Ridge shall have the right to acquire the aggregate number of Underlying Shares indicated below its name on its signature page to this Agreement. Pine Ridge will, against delivery of its Secured Debentures and Second Warrant, deliver to the Company, the amount indicated below its name on its signature page to this Agreement, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose.

                  (b) Conditions Precedent to the Purchase of Secured Debentures. Notwithstanding anything to the contrary contained in this Agreement, the obligation of Pine Ridge to purchase the Secured Debentures on the Second Settlement Date is subject to the satisfaction by the Company or waiver by Pine Ridge of each of the following conditions:

                           (i)      First Settlement Date. Pine Ridge shall have
purchased the Unsecured Debentures on the First Settlement Date.

                           (ii)     Accuracy of the Company's Representations
and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct as of the date when made and as of the Second Settlement Date, as though made on and as of the Second Settlement Date (other than representations and warranties which relate to a specific date (which shall not include representations and warranties relating to the "date hereof") which representations and warranties shall be true as of such specific date), provided, that the representation pursuant to Section 3.1(x) shall state that "As of the Second Settlement Date, except as disclosed in Schedule 3.1(x) to the Purchase Agreement, no indebtedness of the Company is senior to the Debentures then outstanding in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise other than the reimbursement obligations of the Company to the Bank pursuant to the Letter of Credit."

                           (iii)    Performance by the Company. The Company
shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company between the Closing Date and the Second Settlement Date.

                           (iv)     First Registration Statement. The First
Registration Statement shall have been declared effective under the Securities Act by the Commission and shall have remained effective (and the prospectus therein shall have remained available for use by the applicable Purchasers to resell Shares and Underlying Shares issuable upon exercise of the Closing Warrants and the First Warrants and conversion of the Unsecured Debentures thereunder) at all times, not subject to any actual or threatened stop order or subject to any actual or threatened suspension at any time prior to the Second Settlement Date.

                           (v)      No Injunction. Since the Closing Date, no
statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, amended, modified or endorsed by any court of governmental authority of competent jurisdiction or governmental authority, stock market or trading facility which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

                           (vi)     Adverse Changes. Since the Closing Date, no
event or series of events which reasonably would be expected to have or result in a material adverse effect on the results of operations, assets or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

                           (vii)    Letter of Credit. The Company shall have
obtained the Letter of Credit.

                           (viii)   Shareholder Approval The Company shall have
obtained the Shareholder Approval by January 31, 2003.

                           (ix)     Compliance Certificate. The Company shall
have delivered to Pine Ridge, an officer's certificate stating that the conditions specified in clauses (i)-(viii) above have been satisfied.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers:

                  (a) Subsidiaries. The Company has no direct or indirect subsidiaries other than those listed in Schedule 3.1(a). Except as disclosed in
Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction (collectively, "LIENS"), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. If the Company has no subsidiaries, then references in the Transaction Documents to the Subsidiaries will be disregarded.

                  (b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "MATERIAL ADVERSE EFFECT"). Except as could not have or could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.

                  (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. Each Transaction Document has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                  (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected (except to the extent that stockholder approval may be required pursuant to the rules of the NASDAQ for the issuance for a number of Underlying Shares together with the Shares as well as shares of Common Stock and shares of Common Stock underlying certain warrants issued on June 19, 2002 greater than 19.99% of the number of shares of Common Stock outstanding immediately prior to June 19, 2002 (the "19.99% RULE"); except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

                  (e) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing with the Commission of the Registration Statements, (ii) the filings required by Section 4.8, (iii) the application with the Trading Market on which the Common Stock is listed for the listing of the Shares and Underlying Shares for trading thereon in the time and manner required thereby, (iv) to the extent that the stockholder approval required pursuant to the 19.99% Rule and (v) as required by blue sky filings (collectively, the "REQUIRED APPROVALS").

                  (f) Issuance of the Securities. The Securities have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock to be issued to the applicable Purchasers upon conversion or exercise of the Debentures or Warrants and such number of reserved shares of Common Stock shall be at least equal to the Required Minimum calculated as of the date hereof.

                  (g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company is set forth in
Schedule 3.1(g). No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the

Securities and except as disclosed in Schedule 3.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as disclosed in
Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

                  (h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the "SEC REPORTS" and, together with the Schedules to this Agreement, the "DISCLOSURE MATERIALS") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has delivered to the Purchasers a copy of all SEC Reports filed within the 10 days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

                  (i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in Schedule 3.1 (i) and the SEC Reports: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than: (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

                  (j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "ACTION") which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Except as disclosed in Schedule 3.1(j), neither the Company nor any Subsidiary, nor any officer thereof, is or has been, nor any director thereof is or has been for the last three years, the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and, to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director that was a director of the Company at any time during the last three years or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

                  (k)      Compliance. Neither the Company nor any Subsidiary
(i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

                  (l) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have, or reasonably be expected to result in, a Material Adverse Effect (collectively, the "INTELLECTUAL PROPERTY RIGHTS"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person which if determined adversely to the Company would, individually or in the aggregate have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

                  (m) Transactions With Affiliates and Employees. Except as set forth in SEC Reports and except as set forth on the attached Schedule 3.1(m), none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  (n) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (o) Solvency. Based on the financial condition of the Company as of the Closing Date, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

                  (p) Certain Fees. Except for fees or commissions payable by the Company to Banc of America Securities LLC, no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

                  (q) Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer, issuance and sale of the Securities by the Company to the Purchasers as contemplated hereby.

                  (r) Form S-3 Eligibility. The Company is eligible to register the resale of shares of Common Stock for resale by the Purchasers under Form S-3 promulgated under the Securities Act.

                  (s) Listing and Maintenance Requirements. The Company has not, in the two years preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as set forth in Schedule
3.1 (s) the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market and, except as contemplated in this Agreement, no approval of the shareholders of the Company is required for the Company to issue and deliver to the Purchasers the maximum number of Securities contemplated by this Agreement assuming exercise of the Warrants and conversion of the Debentures on the date hereof.

                  (t) Registration Rights. Except as described in Schedule 3.1(t), the Company has not granted or agreed to grant to any Person any rights (including "piggy back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

                  (u) Investment Company. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (v) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

                  (w) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (x) Seniority. As of the date of this Agreement, except as set forth in Schedule 3.1 (x), no indebtedness of the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

         3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants to the Company as follows:

                  (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations thereunder. The purchase by such Purchaser of the Securities issued or issuable to it pursuant to the terms hereof has been duly authorized by all necessary corporate action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and, when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

                  (b) Investment Intent. Such Purchaser is acquiring the Securities issued or issuable to it as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities issued or issuable to it for any period of time. Such Purchaser is acquiring the Securities issued or issuable to it hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities issued or issuable to it.

                  (c) Purchaser Status. At the time such Purchaser was offered the Securities issued or issuable to it, it was, and at the date hereof it is, and as of each date of exercise of Warrants, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser has not been formed solely for the purpose of acquiring the Securities issued or issuable to it. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

                  (d) Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities issued or issuable to it, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities issued or issuable to it and, at the present time, is able to afford a complete loss of such investment.

                  (e) General Solicitation. Such Purchaser is not purchasing the Securities issued or issuable to it as a result of any advertisement, article, notice or other communication regarding the Securities issued or issuable to it published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

                  (f) Access to Information. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities issued or issuable to it and the merits and risks of investing in the Securities issued or issuable to it; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

         The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

                                   ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

         4.1 Transfer Restrictions. Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of a Purchaser who is an "accredited investor" as defined in Rule 501(a) under the Securities Act or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

                  (b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of the following legend on the certificates evidencing the Securities:

                  [NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE/EXERCISABLE] HAVE [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES [AND THE SECURITIES ISSUABLE UPON CONVERSION/EXERCISE OF THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

                  The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Securities issued or issuable to it and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith, provided, that the Company's transfer agent may require a legal opinion to issue a certificate in the name of such pledgee or secured party if such pledgee or secured party requires registration of the applicable Securities in its name. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

                  (c) Certificates evidencing the Shares or Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) while a registration statement (including the Registration Statement) covering the resale of such Shares or Underlying Shares is effective under the Securities Act, or (ii) following any sale of such Shares or Underlying Shares pursuant to Rule 144, or (iii) if such Shares or Underlying Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company's transfer agent on the Effective Date. If all or any portion of a Warrant or Debenture is exercised or converted at a time when there is a effective registration statement to cover the resale of the Underlying Shares, such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required for Shares or Underlying Shares under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Shares or Underlying Shares issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Shares or Underlying Shares that is free from all restrictive or other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

         4.2 Unconditional Performance. The Company acknowledges that the issuance of the Securities will result in dilution of the outstanding shares of Common Stock. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against any Purchaser and shall only be subject to a non-appealable order of the Commission.

         4.3 Furnishing of Information. As long as any Purchaser owns the Securities issued or issuable to it, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns the Securities issued or issuable to it, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144.

         4.4 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the applicable Securities to the Purchasers, or that would be integrated with the offer or sale of the applicable Securities for purposes of the rules and regulations of any Trading Market, if such integration would result in a violation of any such rule or regulation.

         4.5 Listing of Securities. The Company shall: (i) in the time and manner required by each Trading Market on which the Common Stock is listed, prepare and file with such Trading Market an additional shares listing application covering the Shares and the Underlying Shares, (ii) take all steps necessary to cause such shares to be approved for listing on each Trading Market on which the Common Stock is listed as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such shares on each such Trading Market or another eligible securities market.

         4.6 Reservation of Shares. The Company shall maintain a reserve from its duly authorized shares of Common Stock to comply with its conversion and exercise obligations under the Debentures and Warrants pursuant to the Transaction Documents. If on any date the Company would be, if notice of exercise or conversion were to be delivered on such date, precluded from issuing the number of Underlying Shares, as the case may be, issuable upon exercise in full of all of the Warrants and issuable upon conversion in full of the Debentures due to the unavailability of a sufficient number of authorized but unissued or reserved shares of Common Stock, then the Board of Directors of the Company shall promptly prepare and mail to the stockholders of the Company proxy materials requesting authorization to amend the Company's certificate of incorporation to increase the number of shares of Common Stock which the Company is authorized to issue so as to provide enough shares for issuance of the Underlying Shares. In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the stockholders as soon as practicable, but in any event not later than the 60th day after delivery of the proxy materials relating to such meeting) and (c) within five Business Days of obtaining such stockholder authorization, file an appropriate amendment to the Company's certificate of incorporation to evidence such increase.

         4.7      Subsequent Placements and Registration Statements.

                  (a) From the date hereof through and including the date the First Registration Statement is declared effective by the Commission, the Company will not: (i) directly or indirectly, offer, sell or grant any option to purchase (or announce any offer, sale, grant or any option to purchase) any of its Common Stock Common Stock Equivalents, or (ii) file a registration statement (other than on a Form S-8 and pursuant to the Registration Rights Agreement) with the Commission with respect to any securities of the Company.

                  (b) The Company will not, directly or indirectly, offer, sell or issue any Common Stock or Common Stock Equivalents, in a transaction intended to be exempt from the registration requirements of the Securities Act (a "SUBSEQUENT PRIVATE PLACEMENT") from the Closing Date until the earlier to occur of (x) fifteen months from the Closing Date, or (y) with respect to each individual Purchaser, the date on which such Purchaser no longer holds 20% or more of the Securities (including Underlying Shares), issued or issuable to such Purchaser pursuant to the Transaction Documents, unless (i) the Company delivers to each of the Purchasers a written notice (the "SUBSEQUENT PRIVATE PLACEMENT NOTICE") of its intention to effect such Subsequent Private Placement, which Subsequent Private Placement Notice shall describe in reasonable detail the proposed terms of such Subsequent Private Placement, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Private Placement is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto and (ii) such Purchaser shall not have notified the Company by 6:30 p.m. (New York City time) on the tenth Trading Day after its receipt of the Subsequent Placement Notice of its willingness to provide (or to cause its designee to provide), subject to completion of mutually acceptable documentation, up to the greater of 20% of such financing or six million dollars ($6,000,000) (the "SUBSEQUENT FINANCING AMOUNT") to the Company on the same terms set forth in the Subsequent Private Placement Notice. If the Purchasers shall fail to so notify the Company of their willingness to participate in the Subsequent Financing Amount, the Company may effect the remaining portion of such Subsequent Placement on the terms and to the Persons set forth in the Subsequent Private Placement Notice. The Company shall provide the Purchasers with a second Subsequent Private Placement Notice and the Purchasers will again have the right of first refusal set forth above in this paragraph (b), if the Subsequent Placement subject to the initial Subsequent Private Placement Notice is not consummated for any reason on the terms set forth in such Subsequent Placement Notice within 45 Trading Days after the date of the initial Subsequent Placement Notice with the Person identified in the Subsequent Placement Notice. If the Purchasers indicate a willingness to provide financing in excess of the Subsequent Financing Amount, then each Purchaser will be entitled to provide financing pursuant to such Subsequent Placement Notice up to an amount equal to such Purchaser's Percentage, but the Company shall not be required to accept financing from the Purchasers in an amount in excess of the Subsequent Financing Amount.

                  (c)      The restrictions contained in Section 4.7(a) and
(b) shall not apply to any grant or issuance by the Company of, or the filing by the Company of any registration statement relating thereto following the date the First Registration Statement is declared effective by the Commission, any of the following:

                           (i)      Any grant of an option or warrant for
Common Stock or issuance of any shares of Common Stock upon the exercise of any options or warrants to employees, officers and directors of or consultants to the Company pursuant to any stock option plan, employee stock purchase plan or similar plan or incentive or consulting arrangement approved by the Company's board of directors;

                           (ii)     Any rights or agreements to purchase
Common Stock Equivalents outstanding on the date hereof and as specified in
Schedule 3.1(g) (but not as to any amendments or other modifications to the number of Common Stock issuable thereunder, the terms set forth therein, or the exercise price set forth therein);

                           (iii)    Any Common Stock or Common Stock
Equivalents issued for consideration other than cash pursuant to a merger, consolidation, acquisition or other similar business combination;

                           (iv)     Any issuances of Common Stock or
Common Stock Equivalents to a Person which is or will be, itself or through its subsidiaries, an operating company in a business related to or complementary with the business of the Company and in which the Company receives reasonably material benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities;

                           (v)      Any Common Stock Equivalents that
entitle the holders thereof to acquire up to 500,000 shares of Common Stock issued pursuant to any equipment leasing arrangement;

                           (vi) Any Common Stock or Common Stock
Equivalents issued to pay all or a portion of any investment banking, finders or similar fee or commission, which entitles the holders thereof to acquire shares of Common Stock at a price not less than the market price of the Common Stock on the date of such issuance and which is not subject to any adjustments other than on account of stock splits and reverse stock splits;

                           (vii)    The issuance of any Warrants or
Debentures or any shares of Common Stock issued upon: (x) the exercise of the Warrants or any similar warrant issued pursuant to this Agreement, (y) the exercise of any warrants issued by the Company on June 19, 2002 pursuant to the Previous Agreement (as defined herein) and (z) the conversion of the Debentures; or

                           (viii)   a bona fide underwritten public
offering of the Common Stock resulting in gross proceeds in excess of $15 million to the Company (it being understood that equity line transactions, including any on going warrant financing, or any similar arrangements shall not constitute a bona fide underwritten public offering of the Common Stock for the purposes hereof).

         4.8 Securities Laws Disclosure; Publicity. The Company shall, within one Business Day after each of the Closing Date, the First Settlement Date and the Second Settlement Date, issue a press release or file a Current Report on Form 8-K reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby. The Company and the Purchasers shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby. Notwithstanding the foregoing, other than in any registration statement filed pursuant to the Registration Rights Agreement and filings related thereto, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

         4.9 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

         4.10 Use of Proceeds. The Company shall not use any of the net proceeds from the sale of the Securities hereunder for the satisfaction of any portion of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices), to redeem any Company equity or equity equivalent securities or to extend any loans to its Affiliates.

         4.11 Indemnification of Purchasers. The Company hereby indemnifies and holds the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, a

"PURCHASER PARTY") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "Losses") that any such Purchaser Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy, or any allegation by a third party that, if true, would constitute a breach or inaccuracy, of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents. The Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The Company and the Purchaser Party may not, without the prior written consent of the other, agree to any settlement of any claim or action with respect to which the Company is required to indemnify the Purchaser Party pursuant to this Section 4.11.

         4.12 Shareholders Rights Plan. No claim will be made or enforced by the Company or any other Person that any Purchaser is an "Acquiring Person" under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Shares or Underlying Shares under the Transaction Documents or under any other agreement between the Company and the Purchasers.

         4.13     Letter of Credit. No later than the Second Settlement
Date, as material inducement for Pine Ridge to purchase the Secured Debentures, the Company shall obtain the Letter of Credit from the Bank. The failure of the Company to comply with any part of this covenant shall be deemed by Pine Ridge to be a material violation of this Agreement.

         4.14 Shareholder Approval. The Company shall use its best efforts to obtain the Shareholder Approval no later than January 31, 2003. The failure of the Company to comply this covenant shall be deemed by Pine Ridge to be a material violation of this Agreement.

         4.15 Ratio of Cash and Cash-Equivalents to Unsecured Indebtedness. At all times when there shall be any principal amount of Unsecured Debentures or Exchange Debentures outstanding, the Company will not permit the ratio of its Unsecured Cash and Cash-Equivalents balances to Unsecured Indebtedness to be less than 1.25 to 1. On the 15th day of each month immediately following the First Settlement Date when there shall be any principal amount of Unsecured Debentures or Exchange Debentures outstanding, the Company will cause its principal executive officer, principal financial officer or principal accounting officer to deliver to Pine Ridge a certified statement to evidence that such ratio is being maintained pursuant to the terms hereof. If the Company becomes aware of a violation of this covenant at the close of any Business Day, the Company shall disclose such violation to Pine Ridge within two Business Days.

         4.16 Previous Securities Purchase Agreement. With respect to those certain shares of Common Stock and Common Stock Purchase Warrants (collectively, the "PREVIOUS SECURITIES") issued and sold pursuant to that certain Securities Purchase Agreement dated as of

June 19, 2002 among the Company and the Purchasers (the "PREVIOUS AGREEMENT"), it is hereby agreed and understood that: (i) all rights and obligations of the respective parties under the Previous Agreement with respect to the Previous Securities shall remain in full force and effect and (ii) there shall be no rights or obligations under the Previous Agreement with respect to any securities other than the Previous Securities.

                                   ARTICLE V.
                                  MISCELLANEOUS

         5.1 Fees and Expenses. The Company has agreed to pay $50,000 at the Closing to the Purchasers as reimbursement for their legal and other fees and expenses incurred in connection with the investigation and negotiation of the transaction and the preparation and negotiation of the Transaction Documents. Accordingly, in lieu of the foregoing payment, the Company, on the Closing Date, will direct that the aggregate amount that the Purchasers are to pay for the Shares and Closing Warrants at the Closing, will be reduced by $50,000. Other than as specified above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

         5.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchasers such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

         5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

         5.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement and the Registration Rights Agreement to any Person to whom such Purchaser assigns or transfers any Securities.

         5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.11.

         5.8 Governing Law; Venue; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this

Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

         5.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the Settlement Date, as applicable, and the delivery, conversion and exercise of the Securities, as applicable.

         5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

         5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         5.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

         5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

         5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         5.15 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         5.16     Independent Nature of Purchasers' Obligations and Rights.
The rights and obligations of each Purchaser under any Transaction Document are several and not joint with the rights and obligations of the other Purchaser and a Purchaser shall not be responsible in any way for the performance of the obligations of the other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto shall constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for the other Purchaser to be joined as an additional party in any proceeding for such purpose.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGES FOR PURCHASERS FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                             MILLENNIUM CELL INC.

                             By:  /s/ Norman R. Harpster, Jr.
                                  ---------------------------
                             Name:  Norman R. Harpster, Jr.
                             Title: Chief Financial Officer

                             Address for Notice:

                             1 Industrial Way West
                             Eatontown, NJ 07724
                             Facsimile No.: (732) 542-4010
                             Attn: Chief Financial Officer

                             With a copy to:
                             Gibbons, Del Deo, Dolan, Griffinger
                             &Vecchione, P.C
                             One Riverfront Plaza
                             Newark, NJ 07102-5496
                             Phone (973) 596-4500
                             Fax     (973) 596-0545
                             Attn: Alyce C. Halchak

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGES OF PURCHASERS FOLLOW]

                             PINE RIDGE FINANCIAL, INC.

                             By:    /s/Kenneth L. Henderson
                                    -----------------------
                             Name:  Kenneth L. Henderson
                             Title: Attorney-in-Fact

                             Shares Investment Amount:               $  500,000

                             Number of Shares to be acquired:           294,395

                             Maximum Number of Underlying Shares
                             issuable under Closing Warrant:             73,599

                             Purchase Price for Unsecured Debentures $3,500,000

                             Maximum Number of Underlying Shares
                             issuable under First Warrant:              242,678

                             Purchase Price for Secured Debentures   $8,500,000

                             Maximum Number of Underlying Shares

                             issuable under Second Warrant:             589,376

                             Address for Notice:

                             c/o Cavallo Capital Corp.
                             660 Madison Avenue, 18th Floor
                             New York, NY 10021
                             Facsimile No.: (212) 651-9010
                             Attn.: Avi Vigder and Eldad Gal

                             With a copy to:
                             Bryan Cave LLP
                             1290 Avenue of the Americas
                             New York, NY  10104
                             Facsimile No.: (212) 541-4630 and (212) 541-1432
                             Attn: Eric L. Cohen, Esq.

                             ZLP MASTER TECHONOLOGY FUND, LTD

                             By:    /S/ Stuart J. Zimmer
                                    --------------------
                             Name:  Stuart J. Zimmer
                             Title: Director

                             Shares Investment Amount:                  $500,000

                             Number of Shares to be acquired:            294,395

                             Maximum Number of Underlying Shares
                             issuable under Closing Warrant:              73,599

                             Purchase Price for Unsecured Debentures         n/a

                             Maximum Number of Underlying Shares
                             issuable under First Warrant:                   n/a

                             Purchase Price for Secured Debentures           n/a

                             Maximum Number of Underlying Shares
                             issuable under Second Warrant:                  n/a

                             Address for Notice:

                             c/o Zimmer Lucas Partners, LLC
                             45 Broadway - 28th Floor
                             New York, NY  10006
                             Attn: John Lee
                             Fax: 212-440-0750

                             With a copy to:
                             Bryan Cave LLP
                             1290 Avenue of the Americas
                             New York, NY  10104
                             Facsimile No.: (212) 541-4630 and (212) 541-1432
                             Attn: Eric L. Cohen, Esq.